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                                                                   EXHIBIT 10.22

                           SOFTWARE LICENSE AGREEMENT


This Software License Agreement is entered into this 15th day of December 1994, by and between Sega Ozisoft Pty Ltd ACN 056 032 476 (Ozisoft) and Brilliant Interactive Ideas Pty Ltd ACN 061 228 668 (BII).

Whereas BII is the developer and publisher of CD ROM games called The Pirate Who Wouldn't Wash, The Friends of Emily Culpeppers, Milly Fitzwilly's Mouse Catcher, The Yukadoos, The Little Engine, and The Wrong Way Around the World (hereinafter referred to as the Titles) available on Macintosh and PC CD-ROM.

BII and Ozisoft do hereby agree as follows:

     1) Ozisoft shall be the exclusive publisher and distributor of the above six mentioned products in Australia and New Zealand.

     2) The term of this agreement shall be for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION years, commencing on the date of this agreement.

     3) Brilliant Interactive Ideas shall provide to Ozisoft working masters of the product in a form duplicable by Ozisoft. Ozisoft are responsible for the design and production of the packaging and manuals.

     4) Ozisoft shall pay to Brilliant Interactive Ideas a royalty in the amount of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AUD per unit based on net sales. Royalty of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AUD per unit shall be payable monthly, 30 days after the end of each calendar month.
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     5)  Ozisoft shall have the right to reduce the royalty to $CONFIDENTIAL
         INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AUD per copy after minimum guaranteed advance of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units per Title has been earned out, subject to the retail price being proportionately reduced and a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION having elapsed.

     6) The advance royalty of AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION shall be payable as follows:

         i) AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on the signing of this agreement

         ii) AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on the delivery and verification to Ozisoft of the masters for each Title

         iii) AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION 120 days after the signing of this agreement. In the event that the advance royalty paid in 6 i) and 6 ii) above has been fully applied before the expiration of 120 days then Ozisoft shall pay to BH the royalty as specified in 4 above ensuring that at the expiration of the 120 day period BII have received at least AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION in royalty payments from Ozisoft.

     7)  The royalty is to be cross collateralized amongst the six titles.

All advances are non-refundable, subject to the masters being delivered prior to February 28, 1995.
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For and on behalf of Brilliant Interactive Ideas Pry Ltd



/s/ Mark Miller
--------------------------

Name: Mark Miller
      --------------------



For and on behalf of Sega Ozisoft Pty Ltd



/s/ Michael Glezerson
--------------------------

Name: Michael Glezerson
      --------------------